Exhibit 99.1

Build-A-Bear Workshop, Inc. Again Raises Guidance for Expected Fiscal 2021 Financial Results

Company to present at ICR Conference 2022 Tuesday, January 11th at 3:30 p.m. EST

ST. LOUIS--(BUSINESS WIRE)--January 11, 2022--Build-A-Bear Workshop, Inc. (NYSE: BBW) updated its financial guidance for the 2021 fiscal year in advance of its participation at the ICR Conference 2022. The Company believes that its projected results reflect continued progress in its strategic initiatives including the acceleration of its digital transformation, the rapid evolution of its omnichannel capabilities and the ability to leverage its financial strength to drive profitable growth. The Company expects its fiscal 2021 results to reflect the highest profitability in its nearly 25-year history.

On a preliminary basis for the 2021 fiscal year (52 weeks ending January 29, 2022 compared to the 52 weeks ended January 30, 2021), the Company currently expects:

  Total revenues for the fiscal year to be in the range of $408 million to $412 million, an increase from its previous expectation for total revenues in the range of $390 million to $400 million. The Company reported total revenues of $255.3 million in the 2020 fiscal year and $338.5 million in the 2019 fiscal year;
  Pre-tax income to be in the range of $49 million to $51 million compared to pre-tax loss of ($20.2) million in fiscal 2020 and pre-tax income of $1.6 million in fiscal 2019;
  Earnings before interest, taxes, depreciation and amortization (EBITDA) in fiscal 2021 to be in the range of $61.5 million to $63.5 million, an increase from its previous expectation for EBITDA in the range of $55 million to $60 million. The Company reported EBITDA of ($7.0) million in the 2020 fiscal year and $15.3 million in the 2019 fiscal year; and
  Capital expenditures to be in the range of $7 million to $8 million and depreciation and amortization to be approximately $12.5 million in fiscal 2021.

The Company notes that its updated guidance assumes no additional material COVID impact either in its supply chain or store operations.

Sharon Price John, Build-A-Bear Workshop President and Chief Executive Officer commented, “We have continued to see positive momentum in our business throughout the current fourth quarter and combined with our record-breaking profit in the first nine-month period, we expect fiscal 2021 to deliver the Company’s highest profitability as it enters its 25th year of operations. We also expect to deliver growth in total revenues including the strongest digital demand in our history, reaching nearly 20% of net retail sales. We have remained focused on the disciplined execution of our strategic initiatives even with ongoing external volatility and COVID impacts. We believe that we have fundamentally evolved our company and built a solid foundation to further advance our digital transformation, expand our omnichannel capabilities and leverage our positive financial position to support investments intended to drive future growth.”

The Company is scheduled to participate at the ICR Conference 2022 being held virtually on January 10, 2022 and January 11, 2022. The Company expects to conduct a fireside chat presentation on Tuesday, January 11, 2022, at 3:30 p.m. EST. The audio portion of the presentation will be broadcast over the internet and can be accessed at the Company’s investor relations website, http://IR.buildabear.com. A replay of the broadcast will remain on the Company’s investor relations website for one year.

The Company noted that it expects to report full results for the fourth quarter and fiscal 2021 year in March 2022.

Note Regarding Non-GAAP Financial Measures:

In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides projected and historic EBIT, which is a non-GAAP financial measure. These projections and results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measure later in this document.

About Build-A-Bear
Build-A-Bear is a multi-generational global brand focused on its mission to “add a little more heart to life” appealing to a wide array of consumer groups who enjoy the personal expression in making their own “furry friends” to celebrate and commemorate life moments. Nearly 500 interactive brick-and-mortar retail locations operated through a variety of formats provide guests of all ages a hands-on entertaining experience, which often fosters a lasting and emotional brand connection. The company also offers engaging e-commerce/digital purchasing experiences on www.buildabear.com including its online “Bear-Builder” as well as the new “Bear Builder 3D Workshop”. In addition, extending its brand power beyond retail, Build-A-Bear Entertainment, a subsidiary of Build-A-Bear Workshop, Inc., is dedicated to creating engaging content for kids and adults that fulfills the company’s mission, while the company also offers products at wholesale and in non-plush consumer categories via licensing agreements with leading manufacturers. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted total revenue of $255.3 million in fiscal 2020. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements:
This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All of the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 15, 2021 and other periodic reports filed with the SEC which are incorporated herein.

All of our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

* Non-GAAP Financial Measures

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results (dollars in millions)

	New Projected 2021	Previous Projected 2021	Actual 2020	Actual 2019
Income (loss) before income taxes (pre-tax)	$49.0 - $51.0	$42.0 - $46.0	$(20.2)	$1.6
Interest expense (income), net	-	-	-	-
Depreciation & Amortization	12.5	13 - 14	13.2	14
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$61.5 - $63.5	$55.0 - $60.0	$(7.0)	$15.3

Contacts

Investors:
Voin Todorovic
Build-A-Bear Workshop
314.423.8000 x5221

Media:
Public Relations
PR@buildabear.com